EXHIBIT 5A

                          MORSE, ZELNICK, ROSE & LANDER
                         A LIMITED LIABILITY PARTNERSHIP

                                 450 PARK AVENUE
                          NEW YORK, NEW YORK 10022-2605
                                  212 838 1177
                                FAX 212 838 9190


                                 April 16, 1997

Infinite Machines Corp.
300 Metro Center Boulevard
 Warwick, Rhode Island 02886

                  Re: Registration Statement on Form S-3
Dear Sirs:

         We have acted as counsel to Infinite Machines Corp., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register the sale by certain selling stockholders of 1,053,740 shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company.

         In this regard, we have reviewed the Certificate of Incorporation of the Company, as amended, resolutions adopted by the Company's Board of Directors, resolutions adopted by the Company's Shareholders, the Registration Statement, the other exhibits to the Registration Statement and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. Based upon the foregoing we are of the opinion that:

         Each share of Common Stock included in the Registration Statement will be when issued as contemplated by the Convertible Notes (including payment as provided for therein), duly and validly authorized for issuance, fully paid and non-assessable.

         We hereby consent to the use of this opinion as Exhibit 5A to the Registration Statement. In giving this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the SEC thereunder.

                                       Very truly yours,


                                       /s/ Morse, Zelnick, Rose & Lander, LLP
                                       --------------------------------------
                                           Morse, Zelnick, Rose & Lander, LLP